                                                                    EXHIBIT 10.2


     SHAREHOLDERS AGREEMENT (the "Agreement") made as of the 30th day of September, 1997, by and among SUMMIT VENTURES IV, L.P. ("Summit Ventures"), a Delaware limited partnership; SUMMIT INVESTORS III, L.P. ("Summit Investors"), a Delaware limited partnership; MARC A. COHEN ("M. Cohen"), an individual residing in Washington, D.C.; and ALAIN J. COHEN ("A. Cohen"), an individual residing in Washington, D.C. (Summit Investors and Summit Ventures are each sometimes referred to herein as an "Investor" and collectively as the "Investors"; A. Cohen and M. Cohen are each sometimes referred to herein as a "Current Shareholder" and collectively as the "Current Shareholders"; and all of the parties hereto are sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders.")


                                  WITNESSETH:


     WHEREAS, in accordance with a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of September 30, 1997, among the Investors and MIL 3, Incorporated (the "Company"), (a) Summit Investors has purchased from the Company a total of 6,218 shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), and
(b) Summit Ventures has purchased from the Company a total of 138,422 shares of the Series A Preferred Stock; and

     WHEREAS, A. Cohen currently owns 400,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and M. Cohen currently owns 250,000 shares of the Common Stock; and

     WHEREAS, it is a condition to the obligations of the Company and the Investors under the Purchase Agreement that this Agreement be executed and delivered by the parties hereto, and the parties are willing to execute and deliver this Agreement and to be bound by the provisions hereof.

     NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

     1.   Certain Definitions.   The term "Shares" shall mean and include, when
          -------------------
used in respect of (a) a Current Shareholder, all shares of Common Stock owned by such Shareholder at the time of determination, and (b) an Investor, all shares of Series A Preferred Stock owned by such Investor at the time of determination and all shares of Common Stock which such Investor may at such time own and thereafter acquire in connection with conversion of such Series A Preferred Stock. Other terms used with initial capital letters and not defined herein shall have the meanings set forth in the Purchase Agreement.

     2.   Restriction on Transfers.
          ------------------------

     (a) No Shareholder shall Transfer all or any of its Shares except in compliance with this Agreement, and any attempted Transfer of any Shares in contravention of this Agreement shall be void and of no force and effect.

     (b) The term "Transfer" shall mean and include any sale, exchange, assignment, disposition, bequest, gift, pledge, mortgage, hypothecation, or other disposition, whether voluntary, involuntary or by operation of law, and whether resulting from death, bankruptcy, insolvency or otherwise.

     (c)  Notwithstanding anything to the contrary contained in this Agreement:

          (i) each Current Shareholder may Transfer, without the necessity to comply with Section 3 or 4, any or all of his Shares

               (x) by way of gift to his spouse, to any of his lineal descendants or ancestors, or to any trust for the benefit of any one or more of such Current Shareholder, his spouse or his lineal descendants or ancestors, as long as the aggregate amount of all such Transfers contemplated by this clause (x) by such Current Shareholder does not exceed 20% of the Shares held by such Shareholder on the date hereof (after giving effect to the Company's repurchase of 30,000 shares of Common Stock from A. Cohen and 20,833 shares of Common Stock from M. Cohen in accordance with those certain Stock Repurchase Agreements dated as of September 30, 1997, between the Company, on one hand, and each of A. Cohen and M. Cohen, on the other hand, and as adjusted for any stock splits, stock dividends or other recapitalizations), or

               (y) to the other Current Shareholder in accordance with a written agreement to be entered between them governing the purchase and sale of his Shares upon death, or

               (z) in a public offering registered under the Securities Act of 1933, as amended (the "Act"); and

          (ii) each Current Shareholder may Transfer any or all of his Shares by will or the laws of descent and distribution (each of the Transfers contemplated in this clause (ii) and in clause (i) above is hereinafter sometimes referred to as a "Permitted Transfer" and each such transferee as a "Permitted Transferee.");

provided, however, that any such transferee under clause (i) or (ii) of this
--------  -------
Section 2(c) (other than a transferee in a public offering as contemplated above) shall, if it has not already done so, agree in writing with the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Current Shareholder Transferring such Shares.

     (d) Except as otherwise expressly provided herein, neither Investor may Transfer any of its Shares to any "competitor" (as hereafter defined) of the Company without first obtaining the written consent of the Current Shareholders. The term "competitor" shall mean (x) each of Systems & Networks (otherwise known as the "Alta Group"), SES, CACI, Make Systems, Networks Analysis Center, Network General, Cadence, Mentor Graphics, Bay Networks, Optimal Networks, Netsys Technologies, Cisco, Netstuite, ImageNet, Ltd., GRC International (GRCI), Inc., TeleniX Corporation, Network Tools and NetFusion and (y) any other person, entity, division or project that is or intends to be engaged in investigating, developing, marketing, selling, investing in or otherwise commercially exploiting any product or services substantially similar to any product or service that the Company or any of its affiliates is or intends to be engaged in investigating, developing, marketing, selling, investing in or otherwise commercially exploiting. No person shall be deemed to be a competitor of the Company solely by virtue of the fact that such person owns one percent (1%) or less of the outstanding shares of another person whose securities are publicly traded and who is a competitor of the Company, provided that the owner of such
                                                --------
shares is not an affiliate of  such competitor.

          (i) Prior to any proposed Transfer, the subject Investor shall provide notice to the Current Shareholders and the Company of the number of Shares proposed to be transferred and the name of, and reasonably sufficient information concerning, the proposed transferee (including, without limitation, information concerning the lines of business of such proposed transferee and a signed, written representation from the transferee that it is not a competitor (as defined above) of the Company) so as to enable the Board of Directors of the Company to determine whether or not such proposed transferee is a competitor of the Company.

          (ii) The Board shall, within 10 days after receipt of all of such information, advise the Investor of its determination as to whether or not such proposed transferee is a competitor of the Company.

          (iii) Following the expiration of the 10 day period referred to in clause (ii) above, the subject Investor may transfer any of its Shares to the proposed transferee unless the Board has advised the Investor within such 10 day period (x) of the Board's determination that the proposed transferee is a competitor of the Company or (y) that the Investor has failed to provide the Board with sufficient information to make such determination.

          (iv) Notwithstanding anything to the contrary herein, the Investors may not transfer any Shares to any person identified in clause (x) of the second sentence of Section 2(d) unless (1) the Board affirmatively consents thereto in writing or (2) either of the Current Shareholders has or is then transferring any of his Shares to such identified person.

          (v) If the Investor provides notice to the Company, (1) within five days of the Investor's receipt of the Board's determination, that the Investor disagrees with the determination that the proposed transferee is a competitor of the Company, or (2) within five days of the Investor's second submission to the Board of information concerning the proposed transferee, that the Investor believes it has furnished reasonably sufficient information to the Board concerning the proposed transferee, then the Investor and a representative of the Board shall meet within five days of such notice to seek to resolve such disagreement. If such disagreement cannot be resolved within five days of such meeting, then it shall, upon election by the Investor or the Board, be submitted to arbitration in accordance with the following procedures.

                (x) Either the Investor or the representative of the Board may by written notice (the "Arbitration Notice") to the other, refer such disagreement for final settlement by arbitration in accordance with the commercial arbitration rules (the "Rules") then in force of the American Arbitration Association (the "AAA"), as modified by the procedures set forth herein. The arbitration shall be held in the Washington, D.C. metropolitan area.

                (y) The arbitration shall be conducted by three arbitrators. Each of the representative of the Board and the Investor shall appoint one arbitrator, and each appointing party shall notify the other appointing party of the name of its appointee within five days of the date of the Arbitration Notice. The two arbitrators so appointed shall together, within five days after the date on which the first two arbitrators were required to be appointed, appoint the third, presiding arbitrator. If an arbitrator must be replaced for any reason, the party that appointed such arbitrator shall appoint a substitute arbitrator within 10 days of the date upon which such replacement became necessary. If such appointing party fails to appoint any arbitrator (whether the original or replacement arbitrator, as the case may be) within the time limits provided hereunder, such arbitrator(s) shall, upon the written request of the other party to the arbitration that has made its appointment, be appointed by the presiding arbitrator.

                (z) The arbitral panel shall determine a date on which it shall commence taking evidence, which date shall be not less than 10 days after the panel has been appointed. The arbitral panel shall by a majority, in its absolute discretion, determine the course of action to be followed and its decision shall be issued in writing within 10 days after the conclusion of the relevant proceedings. Any award of the arbitral panel shall be final and binding, and judgment upon any arbitral award may be entered and enforced by any court or judicial authority of competent jurisdiction.

          (vi) Any transferee of Shares from an Investor as contemplated by this Section 2(d) shall, if it has not already done so, agree in writing with the other Shareholders, as a condition to such transfer, to be bound by this provisions of this Section 2(d).

          (vii) The restrictions in this Section 2(d) shall not limit or interfere with the right of the Investors to transfer Shares:

                (x) in accordance with Section 4 to a Proposed Purchaser (as defined in Section 4); or

                (y) to any other person to whom a Current Shareholder has or is then transferring Shares, whether directly or in connection with any merger or other business combination transaction involving the Company.

     (e) All certificates evidencing the Shares shall have the following legend, in addition to any legend required by the Purchase Agreement:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND ARE TRANSFERRABLE ONLY UPON COMPLIANCE WITH THAT CERTAIN SHAREHOLDERS AGREEMENT DATED AS OF SEPTEMBER 30, 1997, A COPY OF WHICH IS ON FILE WITH THE CORPORATE SECRETARY OF MIL 3, INCORPORATED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT."

     A copy of this Agreement shall be delivered to the corporate secretary of the Company, and shall be shown to any person identified by a Shareholder in writing to the corporate secretary.

     3.   Right of First Offer on Transfer by Current Shareholder.
          -------------------------------------------------------

     (a) Except for Permitted Transfers, a Current Shareholder may only Transfer his Shares after satisfaction of each of the following conditions.

     (b) If a Current Shareholder desires to Transfer any of his Shares in any transaction that does not constitute a Permitted Transfer, such Shareholder (the "Offering Shareholder") shall first provide written notice (the "Offer Notice") to each Investor of the number of Shares that he proposes to Transfer (the "Offered Shares"), the floor cash purchase price therefor (the "Floor Price") and the other terms of the proposed sale. The Offer Notice shall constitute a conditional irrevocable offer to sell a pro rata portion (as hereinafter
                                        --- ----
determined) of the Offered Shares to each Investor in accordance with this
Section 3 at the Floor Price.  An Investor's pro rata portion of the Offered
                                             --- ----
Shares shall be equal to the product of (i) the number of Offered Shares, times
(ii) a fraction, (x) the numerator of which is the number of Shares then owned by such Investor and (y) the denominator of which is the total number of Shares then owned by both Investors.

     (c) Each Investor shall have 30 days from the date of delivery of the Offer Notice (the "Offer Period") to deliver a written notice to the Offering Shareholder accepting such offer on the terms specified therein; failure to deliver such written acceptance within the Offer Period shall be deemed a rejection of the Offer Notice. If an Investor accepts such offer, it shall, within 60 days thereafter, purchase the Offered Shares in accordance with the terms specified in the Offer Notice. In the event that an Investor fails to purchase the Offered Shares in accordance with the preceding sentence, the Offering Shareholder shall thereafter have the right to offer and sell such Offered Shares on the terms and conditions specified in the Offer Notice without first having to comply with the procedures specified in this Section 3.

     (d)  If an Investor does not accept the offer to purchase its pro rata
                                                                   --- ----
portion of the Offered Shares, the Offering Shareholder shall then have 60 days from the date of the expiration of the Offer Period to offer such Shares to another transferee at a price equal to or exceeding the Floor Price and to conclude said transaction. If the Offering Shareholder has not concluded said transaction at the termination of such 60-day period, then the Offering Shareholder shall, in connection with any other Transfer (except a Permitted Transfer) again have to comply with the provisions of this Section 3.

     (e) The rights granted to the Investors in this Section 3 are not transferable or assignable to any person.

     4.   Right of Participation in Certain Sales.
          ---------------------------------------

     (a) Provided that the Investors together own at least 48,214 shares of Series A Preferred Stock (as adjusted for stock splits, stock dividends and other recapitalizations), if at any time either Current Shareholder who, together with such Current Shareholder=s spouse, lineal descendants and ancestors, and any trust for the benefit of such Current Shareholder, his spouse, lineal descendants or ancestors, then holds more than 10% of the sum of all of the issued and outstanding Shares of Common Stock and of the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock proposes to sell, dispose of or otherwise transfer for cash, in a single transaction or a series of related bona fide transactions
                                                     ---- ----
(other than a Permitted Transfer) with any person, any shares of Common Stock which, together with all other transfers, sales and dispositions by such Current Shareholder to persons in transactions other than Permitted Transfers, exceed 37,000 shares of Common Stock in the case of A. Cohen, or 22,916 shares of Common Stock in the case of M. Cohen, in each case as adjusted for stock splits, stock dividends or other recapitalizations (each such Current Shareholder, to the extent such sale, transfer or disposition exceeds such applicable amount, is herein referred to as a "Disposing Shareholder"), the Disposing Shareholder shall, unless the Investors have purchased all of such Shares in accordance with
Section 3, refrain from effecting such transaction unless, prior to the consummation thereof, the Investors shall have been afforded the opportunity to join in such sale, disposition or transfer on a pro rata basis, as hereinafter
                                                --- ----
provided.

     (b) Prior to the consummation of any transaction subject to this Section 4 with respect to a particular number of the Shares then owned by the Disposing Shareholder (the "Disposition Amount"), the Disposing Shareholder shall cause the person who proposes to acquire such Shares (the "Proposed Purchaser") to offer (the "Purchase Offer") in writing to each Investor to purchase shares of Common Stock that would be owned by such Investor upon conversion of such Investor's Series A Preferred Stock, such that the aggregate number of shares of Common Stock to be so purchased from each Investor shall be not less than the number equal to the product of (i) the Disposition Amount multiplied by (ii) a fraction, (x) the numerator of which is the total number of shares of Common Stock issuable to such Investor upon conversion of all of the Series A Preferred Stock then owned by such Investor and (y) the denominator of which is the sum of
(1) the total number of shares of Common Stock issuable to both Investors upon conversion of all of the Series A Preferred Stock then owned by both Investors plus (2) the total number of shares of Common Stock then owned by the Disposing Shareholder. Such purchase shall be made at the highest price per share and on such other terms and conditions as the Proposed Purchaser has offered to purchase shares of Common Stock from the Disposing Shareholder, and the aggregate number of shares of Common Stock purchased by the Proposed Purchaser from the Disposing Shareholder and the Investor(s) shall equal the Disposition Amount.

     (c) Each Investor shall have 20 days from the receipt of the Purchase Offer in which to provide written notice that it accepts such Purchase Offer; failure to deliver such written acceptance within such period shall be deemed a rejection of such Purchase Offer. If the Purchase Offer is accepted in accordance with the foregoing, the closing of such purchase shall occur within 15 days after such acceptance or at such other time as such Investor, the Disposing Shareholder and the Proposed Purchaser may agree. Each Investor that desires to participate in such sale as contemplated herein shall, on or prior to closing of such sale, convert into Common Stock that number of shares of its Series A Preferred Stock as shall equal the number of shares of Common Stock to be sold by it at such closing to the Proposed Purchaser.

     (d) In the event that a sale, disposition or other transfer subject to this Section 4 is to be made to a Proposed Purchaser who is not a Permitted Transferee, the Disposing Shareholder shall notify the Proposed Purchaser that the sale, disposition or other transfer is subject to this Section 4 and shall ensure that no sale, disposition or other transfer by the Disposing Shareholder is consummated without the Proposed Purchaser first complying with this Section 4.

     (e) The rights granted to the Investors in this Section 4 are not transferable or assignable to any person.

     5.   Election of Directors and Compensation Committee.
          ------------------------------------------------

     (a) At each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for election of directors of the Company, then, and in each event, the Shareholders shall vote all Shares owned by them for the election of a Board of Directors consisting of not more than seven directors, two of which directors shall be designated as follows:

          (i) one director shall be designated jointly by the Investors (which designee shall initially be Bruce R. Evans and whose successor, if any, shall either be (x) a general partner or officer of any entity which controls either of the Investors or (y) a person of good business reputation experienced in telecommunications, networking or software; and

          (ii) one independent director, who shall not be an employee of the Company or affiliated with any Shareholder, shall be designated jointly by the Investors and the Current Shareholders.

     (b) The Company shall pay all direct travel expenses incurred by any director in connection with the attendance of Board functions.

     (c) The Shareholders shall vote their shares so as to cause to be formed two Compensation Committees of the Board of Directors (each a "Compensation Committee") comprised of three directors. One Compensation Committee shall determine the compensation for A. Cohen and shall be comprised of M. Cohen and the two directors designated in accordance with Section 5(a)(i) and (ii); the other Compensation Committee shall determine the compensation for M. Cohen and shall be comprised of A. Cohen and the two directors designated in accordance with
Section 5(a)(i) and (ii). The overall compensation packages (including salary, bonus, equity participation and benefits) for each of A. Cohen and M. Cohen shall be established by the Compensation Committees at a minimum level not less than each of their compensation levels as of the date of this Agreement as set forth on Schedule A attached hereto. The Compensation Committee shall, by
         ----------
majority vote of its members, not less frequently than annually, determine what level of compensation for each of A. Cohen and M. Cohen in excess of that specified on Schedule A is appropriate.
             -------- -

     (d) The Shareholders shall use their best efforts to appoint the independent director referred to in Section 5(a)(ii) as soon as practicable following the Closing.

     (e) The provisions of Section 5(a), (b), (c) and (d) shall apply only so long as the Investors (not including any transferee or assignee of either Investor) together hold at least 48,214 shares of Series A Preferred Stock, as adjusted for stock splits, stock dividends and other recapitalizations.

     (f) The Shareholders agree, as long as the Investors together hold at least 7,230 shares of Series A Preferred Stock (as adjusted for stock splits, stock dividends and other recapitalizations), and provided that the Current Shareholders and their affiliates own more than 50% of the sum of the number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon conversion of the then outstanding shares of Series A Preferred Stock, to provide the Investors with at least one (1) days= advance notice of any action taken by the Current Shareholders by written consent in reliance upon
Section 228 of the Delaware General Corporation Law.

     6.   Term.  This Agreement shall terminate immediately prior to the
          ----
effective date of the first registration statement on Form S-1 filed by the Company under the Act. In addition, the provisions of Section 2(a), (b) and (c) (but not Section 2(d)), and of Section 3, shall terminate (if not already terminated) on the first date on which the Investors together hold less than 7,230 shares of Series A Preferred Stock (as adjusted for stock dividends, stock splits and other recapitalizations).

     7.   Miscellaneous.
          -------------

     (a)  Amendments and Waivers.  Amendments or additions to this Agreement may
          ----------------------
be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of each of the parties.

     (b)  Notices. All notices, requests, consents, reports and demands shall be
          -------
in writing and shall be hand delivered, or mailed, postage prepaid, to the Company, the Current Shareholders and to the Investors at the addresses set forth below, or to such other address as may be furnished in writing by a party to the other parties hereto:

          If to the Company and/or the Current Shareholders:

               MIL 3, Incorporated
               3400 International Drive, N.W.

               Washington, D.C. 20008
               Attn: Marc A. Cohen, Chairman of
                     the Board of and Chief Executive
                     Officer

          with copy to:

               Verner, Liipfert, Bernhard, McPherson
               & Hand, Chartered
               Suite 700
               901 15th Street, N.W.
               Washington, D.C. 20005
               Attn: Harold I. Freilich, Esquire


          If to the Investors:

               c/o Summit Partners
               600 Atlantic Avenue
               Suite 2800
               Boston, MA  02210
               Attn: Bruce R. Evans

          with copy to:

               Hutchins, Wheeler & Dittmar
               A Professional Corporation
               101 Federal Street
               Boston, MA  02110
               Attn:  James Westra, Esquire

     Notices given in accordance with the foregoing shall be deemed received (i) upon receipt, if hand delivered, and (ii) five business days after deposited in the U.S. mail, if sent by mail.

     (c)  Entire Agreement.  This Agreement constitutes the entire agreement of
          ----------------
the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement.

     (d)  Equitable Relief.  Each of the parties recognizes that the other
          ----------------
parties shall not have an adequate remedy at law if any party fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and each party expressly agrees that in the event of any failure by it to comply with this Agreement, the other parties shall be entitled to seek specific performance of its obligations hereunder and that it will not oppose an application seeking such specific performance.

     (e)  Binding Effect; Assignment.  This Agreement shall be binding upon and,
          --------------------------
except as specified herein, inure to the benefit of the successors and assigns of the respective parties hereto, provided, however, that each such successor
                                  --------  -------
and assign first executes and delivers to the other parties hereto a counterpart of this Agreement.

     (f)  General; Definitions. The Section headings contained in this Agreement
          --------------------
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Reference to the term "Section" herein is to a Section of this Agreement. In this Agreement the singular includes the plural, the plural the singular, and the use of any gender includes the neuter, masculine and feminine genders.

     (g)  Severability. If any provision of this Agreement shall be found by any
          ------------
court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, with all the other provisions hereof continuing in full force and effect.

     (h)  Counterparts. This Agreement may be executed in multiple counterparts,
          ------------
each of which shall constitute an original but all of which together shall constitute one and the same instrument.

     (i)  Governing Law.  This Agreement shall be deemed a contract made under
          -------------
the laws of the State of New York and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

     (j)  Third Party Beneficiaries. This Agreement is made for the benefit of
          -------------------------
the parties hereto and shall not confer any rights or benefits on any person not a party hereto.


                        [Signatures on following page]

     IN WITNESS WHEREOF, the parties have caused this Shareholders' Agreement to be duly executed as of the date first above written.



                        /s/ Marc A. Cohen
                        ------------------------------
                        Marc A. Cohen

                        /s/ Alain J. Cohen
                        ------------------------------
                        Alain J. Cohen


                        SUMMIT VENTURES IV, L.P.

                              By:  Summit Partners IV, L.P.
                              Its: General Partner

                                   By:  Stamps, Woodsum & Co. IV
                                   Its: General Partner

                                   By: /s/ Bruce R. Evans
                                       --------------------
                                   Its:


                        SUMMIT INVESTORS III, L.P.


                              By: /s/ Bruce R. Evans
                                  -------------------------
                              Its: General Partner



The undersigned hereby joins in the foregoing Agreement for purposes of agreeing to comply with Sections 2(d), 5(b) and 7.

               MIL 3, Incorporated


               By: /s/ Marc A. Cohen
                   -----------------------
               Its:  Chairman

                                  SCHEDULE A
                          Minimum Compensation Level
                          --------------------------



Alain J. Cohen: $270,000 per annum (salary and bonus) plus life, health and disability insurance.



Marc A. Cohen: $270,000 per annum (salary and bonus) plus life, health and disability insurance.